Exhibit 99.1

NEWS RELEASE

CSL007003	02/08/07

Carlisle Companies Reports Record Fourth Quarter and Full Year Income from Continuing Operations, Declares a Stock Split and Provides Record Guidance for 2007

CHARLOTTE, NORTH CAROLINA, February 8, 2007… Carlisle Companies Incorporated (NYSE:CSL) reported income from continuing operations of $39.6 million, or $1.27 per diluted share, for the quarter ended December 31, 2006, an increase of 48% above income of $26.7 million, or $0.87 per diluted share, for the same period 2005. Income from continuing operations increased 33% for the year ended December 31, 2006 at $177.3 million, or $5.70 per diluted share, compared to $133.7 million, or $4.30 per diluted share, for 2005.  “Our results reflect continued improvements in most of our businesses,” said Richmond McKinnish, Carlisle President and CEO. “Our guidance for income from continuing operations for the full year 2007 is in the range of $6.35 to $6.50 per diluted share.”

Mr. McKinnish also noted “As a sign of continued confidence in Carlisle’s ability to grow its businesses and create shareholder value, the Carlisle Board of Directors has approved a two-for-one stock split of the Company’s common stock.”  One additional share will be issued on March 19, 2007 for each share of Carlisle common stock held by stockholders of record as of the close of business on March 7, 2007.  Trading will begin on a split-adjusted basis on March 20, 2007.

Net sales of $611.5 million from continuing operations in the fourth quarter 2006 were up $78.1 million, or an increase of 15%, as compared to net sales of $533.4 million for the fourth quarter 2005.  Organic growth in the Company’s construction materials, specialty trailer, and wire and cable businesses contributed to the fourth quarter 2006 organic sales growth rate of 14%.  The impact of changes in foreign currency exchange rates was insignificant to sales growth.

Net sales of $2.57 billion for the year ended 2006 increased 17% over 2005 net sales of $2.21 billion.  Strong organic growth in most of Carlisle’s businesses, especially in the Company’s construction materials business, contributed $321.6 million representing an organic sales growth rate of 15% for 2006.  Acquisitions in the Company’s braking business contributed $35.7 million of the sales growth, and changes in foreign currency exchange rates accounted for the remaining $8.3 million.

Carlisle manages its businesses under the three operating groups, Construction Materials, Industrial Components and Diversified Components.  Financial results are presented in five financial reporting segments.  The Diversified Components group contains three of the five financial reporting segments: Specialty Products segment, which contains the braking business; the Transportation Products segment, which contains the specialty trailer business; and the General Industry segment (“All Other” segment), which contains the wire and cable, foodservice and refrigerated truck bodies businesses.

Construction Materials:  Net sales of $278.6 million in the fourth quarter of 2006 were 21% above $231.1 million of net sales in the fourth quarter of 2005 primarily due to higher membrane and insulation volumes.  Fourth quarter 2006 earnings before interest and income taxes (“EBIT”) of $39.3 million was 10% above fourth quarter 2005 EBIT of $35.8 million.  EBIT margin for Construction Materials declined in the fourth quarter 2006 compared to 2005 primarily due to higher raw material costs and rebate programs.  Segment EBIT for the quarters ended December 31, 2006 and 2005 included earnings related to the Company’s equity share of income at its European roofing joint venture, Icopal, of $3.9 million and $1.9 million, respectively.

Net sales of $1.1 billion for the full year 2006 were 28% above 2005 with volume growth across all product lines accounting for approximately 94% of the increase.  Full year 2006 EBIT of $170.7 million was 30% above 2005 EBIT of $131.8 million.  Segment EBIT for the years ended December 31, 2006 and 2005 included earnings from Icopal of $6.0 million and $2.5 million, respectively.

Industrial Components:  Net sales of $161.6 million for the three months ended December 31, 2006 increased 6% compared with net sales of $152.1 million for the same period in 2005.  EBIT of $8.5 million in the fourth quarter of 2006 was 52% above EBIT of $5.6 million reported in the same quarter of 2005 on increased selling prices and production efficiencies.  Full year 2006 net sales were $764.5 million compared with net sales of $747.9 million for the full year 2005.  EBIT of $60.4 million for 2006 compared favorably with EBIT of $55.3 million for 2005.

Specialty Products: The Company’s braking business recorded net sales of $42.9 million for the three months ended December 31, 2006 compared with $41.9 million for the same period 2005.  Net sales for the braking businesses for the full year 2006 of $187.6 million increased 23% over 2005 primarily due to acquisitions transacted during the last half of 2005.  The braking business reported an operating loss of $1.6 million for the fourth quarter 2006 compared to EBIT of $5.0 million for the fourth quarter 2005.  Full year 2006 EBIT of $11.4 million compared negatively with 2005 EBIT of $13.6 million.  Charges associated with the Company’s integration of the acquisitions and manufacturing inefficiencies contributed to the decline in EBIT for both the fourth quarter and full year 2006 compared with 2005.

Transportation Products: Strong sales in construction, material hauling and specialized trailers contributed to both sales and earnings growth for the Company’s specialty trailer business.  Fourth quarter 2006 net sales of $45.4 million increased 22% over the same period 2005.  Fourth quarter 2006 EBIT of $6.8 million was 39% higher than EBIT of $4.9 million in the fourth quarter 2005.  Net sales of $183.0 million for the year ended December 31, 2006 increased 18% over 2005, and EBIT for the full year 2006 was $30.4 million compared to $21.2 million for 2005, an increase of 43%.

General Industry: Net sales of $83.0 million in the fourth quarter of 2006 were 17% above net sales of $71.2 million in the fourth quarter of 2005 while EBIT in the fourth quarter of 2006 of $10.2 million compared with EBIT of $1.1 million for the same period of 2005.  Full year 2006 net sales of $326.2 million increased 14% over full year 2005.  EBIT for 2006 of $31.1 million compared with 2005 EBIT of $17.7 million, an increase of 76%.  The wire and cable, foodservice and refrigerated truck body businesses all experienced favorable comparisons to the prior year.

Discontinued Operations

Income from discontinued operations for the fourth quarter 2006 of $40.3 million, or $1.30 per diluted share, compared with a loss for the fourth quarter 2005 of $3.0 million, or $0.10 per diluted share.  The fourth quarter 2006 income included an after-tax gain of $34.6 million on the sale of the Carlisle Systems & Equipment businesses, which included Carlisle Process Systems and the Walker Group.  Income from discontinued operations for the full year 2006 was $38.4 million, or $1.23 per diluted share, as compared to losses from discontinued operations for the full year 2005 of $27.3 million, or $0.88 per diluted share.

Net Income

Net income for the fourth quarter ended December 31, 2006 of $79.9 million, or $2.57 per diluted share, compared to net income in the fourth quarter 2005 of $23.7 million, or $0.77 per diluted share.  Net income for the full year 2006 of $215.7 million, or $6.93 per diluted share, compared to net income for 2005 of $106.4 million, or $3.42 per diluted share.  The increase in net income was due primarily to the improved income from continuing operations, a decrease in the Company’s effective tax rate and the gain on the sale of the Carlisle Systems & Equipment businesses.  Please refer to the consolidated statement of earnings and the schedule of supplemental financial information included herein for additional detail on the Company’s fourth quarter and full year earnings results.

Cash Flow

In August 2006, Carlisle issued $150.0 million in ten-year notes at an interest rate of 6.125% in anticipation of the Company’s 7.25% $150.0 million notes maturing January 2007.  Prior to the redemption of the 7.25% notes on January 15, 2007, the

August 2006 note proceeds were utilized to reduce shorter-term borrowings and the Company’s utilization of its receivable securitization facility.  Cash provided by operating activities of $19.9 million for the year ended December 31, 2006 included a reduction in operating cash flow of $137.9 million caused by the reduction in the utilization of the securitization facility.  Operating cash flow in 2006 also reflects a planned inventory build of approximately $74.1 million in anticipation of strong demand during the first half of 2007.  Please refer to the supplemental cash flow schedule included herein for further detail on the Company’s operating cash flow.

Cash provided by investing activities was $11.1 million in 2006 and included $99.5 million, net of transaction costs, in proceeds for the sale of the Carlisle Systems and Equipment businesses.  These proceeds were partially offset by capital expenditures of $95.5 million for 2006.  Capital expenditures were $108.2 million for 2005, and the Construction Materials segment represented the majority of capital expenditures for both 2006 and 2005. Cash used for investing activities of $144.4 million in 2005 included $67.3 million to fund two brake business acquisitions for the Specialty Products segment.  Cash provided by financing activities of $74.5 million in 2006 compared to cash used by financing activities of $51.2 million in 2005.  As previously discussed, the year-over-year change in financing cash flow is partially due to the notes issued in August 2006.  The Company also used approximately $46.0 million in 2005 to purchase 0.7 million shares of its common stock.

Conference Call and Webcast

The Company will discuss fourth quarter 2006 results on a conference call for investors on Thursday, February 8, 2007 at 11:00 a.m. Eastern.  The call may be accessed live at http://www.carlisle.com/investors/conference_call.html, or the taped call may be listened to shortly following the live call at the same website location until February 22, 2007.  A PowerPoint presentation will also be available for viewing and/or printing at the same website location.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic, business, competitive, market and regulatory factors. More detailed information about these factors is contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update forward-looking statements.

Carlisle is a diversified global manufacturing company serving the construction materials, commercial roofing, specialty tire and wheel, power transmission, heavy-duty brake and friction, heavy-haul truck trailer, foodservice, and data transmission industries.

CONTACT:	Carol P. Lowe
Vice President and Chief Financial Officer
Carlisle Companies Incorporated
(704) 501-1100
http://www.carlisle.com

CARLISLE COMPANIES INCORPORATED

Financial Results

For the periods ended December 31

(In millions, except per share data)

(Unaudited)

	Fourth Quarter			Twelve Months
	2006	2005*	*% Change	2006	2005*	% Change
Net sales	$611.5	$533.4	15%	$2,572.5	$2,207.0	17%

Income from continuing operations	$39.6	$26.7	48%	$177.3	$133.7	33%
Income (loss) from discontinued operations	40.3	(3.0)	NM	38.4	(27.3)	NM
Net income	$79.9	$23.7	237%	$215.7	$106.4	103%

Basic earnings per share
Continuing operations	$1.29	$0.88	47%	$5.79	$4.35	33%
Discontinued operations	1.31	(0.10)	NM	1.25	(0.89)	NM
Net income	$2.60	$0.78	233%	$7.04	$3.46	103%

Diluted earnings per share
Continuing operations	$1.27	$0.87	46%	$5.70	$4.30	33%
Discontinued operations	1.30	(0.10)	NM	1.23	(0.88)	NM
Net income	$2.57	$0.77	234%	$6.93	$3.42	103%

SEGMENT FINANCIAL DATA (Continuing Operations)

(In millions)

Fourth Quarter	2006			2005*
	Sales	EBIT	% Sales	Sales	EBIT	% Sales
Construction Materials	$278.6	$39.3	14.1%	$231.1	$35.8	15.5%
Industrial Components	161.6	8.5	5.3%	152.1	5.6	3.7%
Specialty Products	42.9	(1.6)	-3.7%	41.9	5.0	11.9%
Transportation Products	45.4	6.8	15.0%	37.1	4.9	13.2%
General Industry	83.0	10.2	12.3%	71.2	1.1	1.5%
Subtotal	611.5	63.2	10.3%	533.4	52.4	9.8%
Corporate	—	(4.7)		—	(7.8)
Total	$611.5	$58.5	9.6%	$533.4	$44.6	8.4%

Twelve Months	2006			2005*
	Sales	EBIT	% Sales	Sales	EBIT	% Sales
Construction Materials	$1,111.2	$170.7	15.4%	$865.7	$131.8	15.2%
Industrial Components	764.5	60.4	7.9%	747.9	55.3	7.4%
Specialty Products	187.6	11.4	6.1%	152.0	13.6	8.9%
Transportation Products	183.0	30.4	16.6%	154.5	21.2	13.7%
General Industry	326.2	31.1	9.5%	286.9	17.7	6.2%
Subtotal	2,572.5	304.0	11.8%	2,207.0	239.6	10.9%
Corporate	—	(28.4)		—	(29.5)
Total	$2,572.5	$275.6	10.7%	$2,207.0	$210.1	9.5%

*                    2005 figures have been revised to reflect discontinued operations and conform with the 2006 segment presentation.
NM= Not Meaningful

CARLISLE COMPANIES INCORPORATED
Supplemental Financial Information
For the Periods Ended December 31
(Per Diluted Share Data)

(Unaudited)

Income from continuing operations included the following items on a per diluted share basis:

	Fourth Quarter		Full Year
	2006	2005	2006	2005
Consolidated
Tax benefit related to tax audit	$—	$—	$0.04	$0.10
Tax benefit related to tax law changes	0.14	—	0.14	—
Expensing of stock options	(0.01)	—	(0.08)	—

Construction Materials
Proceeds on legal actions initiated by Carlisle	—	—	0.12	—
Asset charges	—	—	(0.04)	—
Gain on sale of property	—	—	—	0.03
Gain on insurance proceeds	0.02	—	0.02	0.03

Industrial Components
Curtailment gain on retiree medical benefits	—	—	0.12	—
Proceeds on legal actions initiated by Carlisle	—	—	0.03	0.08
Lease termination costs	—	—	(0.03)	—
Asset charges on closed facility	—	—	(0.03)	—
Gain on sale of property	—	—	0.01	—

General Industry
Arbitration proceedings concerning termination of a supply agreement	—	—	(0.05)	—
Lease arrangement for closed facility	—	(0.09)	—	(0.09)
Total	$0.15	$(0.09)	$0.25	$0.15

CARLISLE COMPANIES INCORPORATED

Cash Flow from Operations - Supplemental Schedule

For the Twelve Months Ended December 31

(In thousands)

(Unaudited)

	2006	2005*

Net income	$215,689	$106,365
Reconciliation of net earnings to cash flows:
Depreciation and amortization	59,836	56,322
Non-cash compensation	6,844	2,069
Excess tax benefits from share based compensation	(3,710)	—
Gain on equity investments	(6,022)	(2,902)
Loss on writedown of assets	5,610	7,578
Foreign exchange loss	362	1,255
Deferred taxes	5,083	7,909
(Gain) loss on investments, property and equipment, net	(37,302)	28,605
Working capital	(86,403)	(57,608)
Other	(2,209)	(112)
Subtotal	157,778	149,481

Receivables under securitization program	(137,900)	17,900
Collection of retained receivables from sale of automotive business	—	42,296

Net cash provided by operating activities	$19,878	$209,677

*                    2005 figures have been revised to reflect discontinued operations.

CARLISLE COMPANIES INCORPORATED

Consolidated Statement of Earnings

For the periods ended December 31

(In thousands except per share data)

(Unaudited)

	Fourth Quarter			Twelve Months
	2006	2005*	% Change	2006	2005*	% Change
Net sales	$611,520	$533,443	14.6%	$2,572,510	$2,206,965	16.6%
Cost and expenses:
Cost of goods sold	492,330	432,172	13.9%	2,049,921	1,769,022	15.9%
Selling and administrative expenses	61,891	51,879	19.3%	242,513	213,236	13.7%
Research and development expenses	3,770	3,779	-0.2%	15,081	15,386	-2.0%
Other (income) expense, net	(4,928)	993	NM	(10,636)	(760)	NM

Earnings before interest & income taxes	58,457	44,620	31.0%	275,631	210,081	31.2%

Interest expense, net	5,387	3,599	49.7%	20,314	15,908	27.7%

Earnings before income taxes	53,070	41,021	29.4%	255,317	194,173	31.5%

Income taxes	13,441	14,298	-6.0%	78,031	60,452	29.1%

Income from continuing operations	39,629	26,723	48.3%	177,286	133,721	32.6%
Percent of net sales	6.5%	5.0%		6.9%	6.1%

Income (loss) from discontinued operations	40,290	(2,997)	NM	38,403	(27,356)	NM

Net income	$79,919	$23,726	236.8%	$215,689	$106,365	102.8%

Basic earnings per share
Continuing operations	$1.29	$0.88	46.6%	$5.79	$4.35	33.1%
Discontinued operations	1.31	(0.10)	NM	1.25	(0.89)	NM
Basic earnings per share	$2.60	$0.78	233.3%	$7.04	$3.46	103.5%

Diluted earnings per share
Continuing operations	$1.27	$0.87	46.0%	$5.70	$4.30	32.6%
Discontinued operations	1.30	(0.10)	NM	1.23	(0.88)	NM
Diluted earnings per share	$2.57	$0.77	233.8%	$6.93	$3.42	102.6%

Average shares outstanding (000's) - basic	30,714	30,437		30,620	30,736
Average shares outstanding (000's) - diluted	31,129	30,756		31,118	31,078

Dividends	$8,330	$7,653		$32,010	$29,608
Dividends per share	$0.270	$0.250	8.0%	$1.050	$0.961	9.3%

*                    2005 figures have been revised to reflect discontinued operations
NM = Not Meaningful

CARLISLE COMPANIES INCORPORATED
Comparative Condensed Consolidated Balance Sheet
(In thousands)

(Unaudited)

	December 31,	December 31,
	2006	2005*
Assets
Current Assets
Cash and cash equivalents	$144,029	$38,745
Receivables	355,409	162,959
Inventories	411,890	337,809
Prepaid expenses and other	66,017	57,118
Current assets held for sale	896	67,639
Total current assets	978,241	664,270
Property, plant and equipment, net	462,307	431,996
Other assets	434,876	423,645
Non-current assets held for sale	400	46,444
Total Assets	$1,875,824	$1,566,355

Liabilities and Shareholders' Equity
Current Liabilities
Short-term debt, including current maturities	$151,676	$57,993
Accounts payable	142,964	127,558
Accrued expenses	171,904	148,455
Current liabilities associated with assets held for sale	142	41,803
Total current liabilities	466,686	375,809
Long-term debt	274,658	282,426
Other liabilities	192,271	176,911
Non-current liabilities associated with assets held for sale	—	970
Shareholders' equity	942,209	730,239
Total Liabilities and Shareholders' Equity	$1,875,824	$1,566,355

*                    2005 figures have been revised to reflect discontinued operations.

CARLISLE COMPANIES INCORPORATED

Comparative Condensed Consolidated Statement of Cash Flows

For the Twelve Months Ended December 31

(In thousands)

(Unaudited)

	2006	2005*
Operating activities
Net income	$215,689	$106,365
Reconciliation of net earnings to cash flows:
Depreciation and amortization	59,836	56,322
Non-cash compensation	6,844	2,069
Excess tax benefits from share based compensation	(3,710)	—
Gain on equity investments	(6,022)	(2,902)
Loss on writedown of assets	5,610	7,578
Foreign exchange loss	362	1,255
Deferred taxes	5,083	7,909
(Gain) loss on investments, property and equipment, net	(37,302)	28,605
Receivables under securitization program	(137,900)	17,900
Working capital	(86,403)	(15,312)
Other	(2,209)	(112)
Net cash provided by operating activities	19,878	209,677
Investing activities
Capital expenditures	(95,479)	(108,242)
Acquisitions, net of cash	(1,875)	(67,337)
Proceeds from investments, property and equipment, net	108,906	30,312
Other	(433)	829
Net cash provided by (used in) investing activities	11,119	(144,438)
Financing activities
Net change in short-term debt and revolving credit lines	(55,762)	20,980
Proceeds from long-term debt	148,875	—
Reductions of long-term debt	(6,889)	(1,208)
Dividends	(32,010)	(29,608)
Excess tax benefits from share based compensation	3,710	—
Treasury shares and stock options, net	12,098	(41,283)
Other	4,428	(126)
Net cash provided by (used in) financing activities	74,450	(51,245)
Effect of exchange rate changes on cash	(163)	(267)
Change in cash and cash equivalents	105,284	13,727
Cash and cash equivalents
Beginning of period	38,745	25,018
End of period	$144,029	$38,745

*                    2005 figures have been revised to reflect discontinued operations.